Exhibit 99.1

Contact: Philip Roizin EVP of Finance and Administration (603) 880-9500

FOR IMMEDIATE RELEASE

Brookstone Announces Third Quarter and Year to Date 2006 Financial Results

MERRIMACK, N.H., October 26, 2006 — Innovative product development company and specialty lifestyle retailer Brookstone, Inc. today announced financial results for the third quarter and the year to date ended September 30, 2006.

For the 13-week period ended September 30, 2006, Brookstone reported total net sales of $87.8 million, which is a 14.4 percent increase compared to the 13-week period ended October 29, 2005. Same-store sales for the 13-week period ended September 30, 2006 increased 6.0 percent from the comparable 13-week period ended October 1, 2005.

For the 39-week period ended September 30, 2006, Brookstone reported total net sales of $255.8 million, which is a 6.1 percent increase compared to the 39-week period ended October 29, 2005. Same-store sales for the 39-week period ended September 30, 2006 decreased 2.5 percent from the comparable 39-week period ended October 1, 2005.

Lou Mancini, Chief Executive Officer of Brookstone, said: “We’re pleased by our performance in the third quarter of 2006, particularly with our improving trend in same-store sales. This marks the second consecutive quarter of increases. The better results were due to an appealing product mix and the collective effort of our sales associates. Because of this improvement, the loss from continuing operations, before interest expense this quarter decreased, as compared to the third quarter of last year.”

“We will introduce more new products in the fourth quarter, including certain exclusive OSIM healthy lifestyle products, which we believe will leave us well positioned to continue the positive same-store growth trend.” Mr. Mancini added.

Brookstone ended the third quarter with no cash borrowings under the Company’s asset-backed lending agreement.

On June 29, 2005, the Company announced its plans to sell its Gardeners Eden business, which currently consists of one Gardeners Eden store. As a result, commencing with the second quarter of Fiscal 2005, the Company began reflecting the results of operations from the Gardeners Eden business as a discontinued operation.

In November of 2005, the Company changed its fiscal year end from the Saturday closest to the end of January to the Saturday closest to the end of December. As a result of this change, our presentations through the fourth quarter of 2006 will compare the new quarter end results with the historical results from the old quarter ends. We believe these period-to-period comparisons will be informative given the fact that while the seasonality of the business is skewed towards the Holiday selling season, both the old and new fiscal fourth-quarter periods will encompass the Holiday selling season.

On October 4, 2005, Brookstone, Inc. was acquired through a merger transaction with Brookstone Acquisition Corp., a Delaware corporation formed by OSIM International Ltd and affiliates of J.W. Childs Equity Partners III, L.P. and Temasek (Private) Capital Limited. As a result of the acquisition, Brookstone, Inc. became a privately held, wholly owned subsidiary of OSIM Brookstone Holdings, L.P., the general partner of which is OSIM Brookstone Holdings, Inc. and the majority shareholder of which is OSIM International Ltd.

Brookstone, Inc. is an innovative product development and specialty lifestyle retail Company that operates 306 Brookstone Brand stores nationwide and in Puerto Rico. Typically located in high-traffic regional shopping malls and airports, the stores feature unique and innovative consumer products. The Company also operates one store under the Gardeners Eden Brand, and a Direct Marketing business that includes the Brookstone and Hard-to-Find Tools catalogs and an e-commerce website at http://www.brookstone.com.

Statements in this release which are not historical facts, including statements about the Company’s confidence or expectations, earnings, anticipated operations of its e-commerce sites and those of third-party service providers, and other statements about the Company’s operational outlook are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (“Reform Act”) and are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. Such risks and uncertainties include, without limitation, risks of changing market conditions in the overall economy and the retail industry, consumer demand, the effectiveness of e-commerce technology and marketing efforts, availability of products, availability of adequate transportation of such products. Words such as “estimate”, “project”, “plan”, “believe”, “feel”, “anticipate”, “assume”, “may”, “will”, “should” and similar words and phrases may identify forward-looking statements. Statements about a possible sale or divestiture of its Gardeners Eden business constitute forward-looking statements. The Company may not be able to complete a divestiture on acceptable terms because of a number of factors, including failure to reach agreement with a purchaser. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligations to publicly release any revisions to these forward-looking statements or reflect events or circumstances after the date hereof.

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BROOKSTONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2006	December 31, 2005	October 29, 2005
	(unaudited)		(unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,189	$76,326	$1,547
Receivables, net	11,783	10,906	7,215
Merchandise inventories	95,898	75,716	114,856
Deferred income taxes, net	20,896	4,947	26,956
Prepaid expenses	9,054	9,117	6,220

Total current assets	138,820	177,012	156,794

Deferred income taxes, net	—	—	—
Property, plant and equipment, net	73,051	76,328	76,260
Intangible assets, net	131,583	132,271	132,424
Goodwill	190,942	192,453	192,453
Other assets	19,570	19,363	26,293

Total assets	$553,966	$597,427	$584,224

Liabilities and Shareholders’ Equity

Current liabilities:
Short-term borrowings	$—	$—	$11,150
Accounts payable	26,891	22,012	39,601
Other current liabilities	42,070	54,714	32,448

Total current liabilities	68,961	76,726	83,199

Other long-term liabilities	19,637	18,962	16,973
Long-term debt	190,402	190,849	190,948
Deferred income taxes	43,869	43,392	49,435

Commitments and contingencies	—	—	—

Other party interests in consolidated entities	1,397	1,176	1,028
Total shareholders’ equity	229,700	266,322	242,641

Total liabilities and shareholders’ equity	$553,966	$597,427	$584,224

BROOKSTONE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)

(Unaudited)

	Successor	Successor	Predecessor
	Thirteen-Weeks Ended	Period	Period
	September 30, 2006	October 4, 2005 - October 29, 2005	July 30, 2005 – October 3, 2005
Net sales	$87,773	$24,937	$51,783
Cost of sales	66,516	20,193	39,219

Gross profit	21,257	4,744	12,564
Selling, general and administrative expenses	30,712	10,776	20,881

Loss from continuing operations	(9,455)	(6,033)	(8,317)
Interest expense, net	6,394	4,024	128

Loss before taxes, other party interests in consolidated entities and discontinued operations	(15,849)	(10,056)	(8,445)
Other party interests in consolidated entities	302	65	181

Loss before taxes and discontinued operations	(16,151)	(10,121)	(8,626)
Income tax benefit	(5,925)	(3,447)	(2,417)

Loss from continuing operations	(10,226)	(6,674)	(6,209)
Income/loss on discontinued operations, net of income tax benefit	(62)	171	(1,864)

Net loss	$(10,288)	$(6,505)	$(8,073)

BROOKSTONE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands)

(Unaudited)

	Successor	Successor	Predecessor
	Thirty-Nine Weeks Ended	Period	Period
	September 30, 2006	October 4, 2005 - October 29, 2005	January 30, 2005 - October 3, 2005
Net sales	$255,804	$24,937	$216,091
Cost of sales	193,867	20,193	159,872

Gross profit	61,937	4,744	56,219
Selling, general and administrative expenses	92,189	10,776	78,361

Loss from continuing operations	(30,252)	(6,032)	(22,142)
Interest expense, net	18,370	4,024	25

Loss before taxes, other party interests in consolidated entities and discontinued operations	(48,622)	(10,056)	(22,167)
Other party interests in consolidated entities	950	65	687

Loss before taxes and discontinued operations	(49,572)	(10,121)	(22,854)
Income tax benefit	(17,438)	(3,447)	(7,887)

Loss from continuing operations	(32,134)	(6,674)	(14,967)
Income/loss on discontinued operations, net of income tax benefit	(380)	171	(5,634)

Net loss	$(32,514)	$(6,505)	$(20,601)